Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-118664) pertaining to the MPB Corporation Employees’ Savings Plan of The Timken Company of our report dated June 22, 2007, with respect to the financial statements and schedules of the MPB Corporation Employees’ Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Cleveland, Ohio
June 22, 2007